SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                            ------------------------


                                   FORM 8 - K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 5, 1999


                              Data I/O Corporation
             (Exact name of registrant as specified in its charter)


                                   Washington
                 (State of other jurisdiction of incorporation)


                               0-10394 91-0864123
           (Commission File Number) (IRS Employer Identification No.)


                 10525 Willows Road N.E., Redmond, WA 98073-9746
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (425) 881-6444


                                 Not Applicable
          (Former name or former address, if changed since last report)


                                Page 1 of 4 Pages


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Item 5.  Other Events


See the following press release, dated February 2, 1999, announcing the selection of a new Chief Executive Officer and President starting February 23, 1999, and his addition to the Board of Directors effective January 29, 1999.

FOR IMMEDIATE RELEASE

For further information please contact:

Dave Bullis                                          Joel Hatlen
President & CEO                                      VP/Finance
Data I/O Corporation                                 Data I/O Corporation
425/881-6444                                         425/881-6444
bullisd@data-io.com                                  hatlen@data-io.com

                   DATA I/O NAMES NEW CHIEF EXECUTIVE OFFICER

Redmond, Wash. (February 2, 1999) - Data I/O (NASDAQ: DAIO), a leader in programming technology for programmable integrated circuits, today named Frederick Hume to be its new President and Chief Executive Officer. Hume, a former Senior Vice President and General Manager with Keithley Instruments
(KEI), will replace David Bullis. Having led the Company through its recent restructuring efforts Mr. Bullis will remain on the Board of Directors.

Mr. Hume joined Seattle-based John Fluke Manufacturing in 1972, and moved quickly from product manager to Vice President of Technology and Planning and finally to Group VP for Manufacturing and R&D. His accomplishments at Fluke included the development and introduction of several successful industrial product lines .

In 1988 Hume left Fluke and Seattle for a Vice President and General Manager position with Keithley Instruments in Cleveland, OH. In a decade at Keithley, Hume helped double sales of his Instrument Division and helped increase market capitalization of the firm to $120 million. He also formed strategic alliances with IBM to develop the Quantox product line for semiconductor process characterization, and opened offices in Tokyo, Japan and Beijing, China.

"Having helped steer Data I/O through the first phases of a very difficult turnaround, I am now pleased to pass the baton to an extremely qualified and capable leader," Bullis said. "I am confident Fred Hume will provide the breadth of experience and steady hand of management needed to help return the Company to profitability and growth."

Given the softness of the programmable integrated circuit equipment market and the many challenges faced by Data I/O when Bullis took over, the outgoing CEO said he is proud of what the company has accomplished during his relatively brief tenure in Data I/O's top post.

(more)

Data I/O
Page Two

"I took over in May of 1998 and was immediately faced with some very difficult decisions about what kind of company we wanted Data I/O to be," Bullis said. "In July, I committed to the Board to take the company through several necessary changes, eliminating aging product lines, scaling back our role as a manufacturer, restructuring internally, and looking for acquisitions to move us back toward profitability. These important steps have now been taken and I am pleased to have Fred Hume join us as the new CEO ."

In order to maintain continuity during and after the change in leadership, Bullis will remain a member of Data I/O's Board of Directors and Mr. Hume will be added to the Board.

According to Hume, the changes which have shaken Data I/O during the past year are sometimes an unavoidable result of remaining competitive in a dynamic and changing industry.

"I could not be more excited about the opportunities of this new position," Hume said. "I've worked in this industry for most of the past four decades. I've seen all facets of it grow and evolve, and now I welcome the chance to continue the turnaround that Mr.
Bullis so skillfully began."

Bullis will remain as CEO until February 23rd, when Mr. Hume formally joins the Data I/O management team, comprised of Joel Hatlen CFO, Jim Rounds Vice President of Engineering, Mark Edelsward Vice President of Sales and Helmut Adamski the newly appointed Vice President of Marketing and former CEO of SMS.

Forward-Looking Statements

Statements in this news release concerning, return to profitability and growth and any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements. These factors include a variety of difficulties in the integration of acquired products and operations, customer acceptance of new products, success of product development efforts, non-deliveries of key components by suppliers, retention of key personnel and other risks including those described from time to time in the company's filings with the Securities and Exchange Commission (SEC), press releases and other communications.

Corporate Information

The market leader for more than 25 years, Data I/O Corporation is the world leader in device programming and handling solutions, providing the most comprehensive product offering from design through manufacturing of programmable integrated circuits. The company, which is publicly traded (NASDAQ:DAIO), is headquartered in Redmond, Wash., and has sales and support offices worldwide. The company's worldwide web address is http://www.dataio.com

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Data I/O Corporation


February 5, 1999                    By _/s/Joel S. Hatlen_________
                                    -----------------
                                    Joel S. Hatlen
                                    Vice President - Finance
                                    Chief Financial Officer
                                    Secretary and Treasurer

SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Data I/O Corporation


February 5, 1999                    By _____________________
                                    Joel S. Hatlen
                                    Vice President - Finance
                                    Chief Financial Officer
                                    Secretary and Treasurer